CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 27, 2026, relating to the consolidated financial statements and consolidated financial highlights of Roundhill Bitcoin Covered Call Strategy ETF, a series of Roundhill ETF Trust, and relating to the financial statements and financial highlights of Roundhill China Magnificent Seven ETF, Roundhill Daily 2X Long Magnificent Seven ETF, Roundhill Ether Covered Call Strategy ETF, Roundhill GLP-1 & Weight Loss ETF, Roundhill Humanoid Robotics ETF, Roundhill Innovation-100 0DTE Covered Call Strategy ETF, Roundhill Magnificent Seven Covered Call ETF, Roundhill Meme Stock ETF, Roundhill Russell 2000 0DTE Covered Call Strategy ETF, Roundhill S&P 500 0DTE Covered Call Strategy ETF, Roundhill S&P 500 No Dividend Target ETF, Roundhill S&P 500 Target 20 Managed Distribution ETF, Roundhill Uranium ETF, Roundhill Weekly T-Bill ETF, Roundhill AAPL WeeklyPay ETF, Roundhill AMD WeeklyPay ETF, Roundhill AMZN WeeklyPay ETF, Roundhill ARM WeeklyPay ETF, Roundhill AVGO WeeklyPay ETF, Roundhill BABA WeeklyPay ETF, Roundhill BRKB WeeklyPay ETF, Roundhill COIN WeeklyPay ETF, Roundhill COST WeeklyPay ETF, Roundhill Gold WeeklyPay ETF, Roundhill Gold Miners WeeklyPay ETF, Roundhill GOOGL WeeklyPay ETF, Roundhill HOOD WeeklyPay ETF, Roundhill META WeeklyPay ETF, Roundhill MSFT WeeklyPay ETF, Roundhill MSTR WeeklyPay ETF, Roundhill NFLX WeeklyPay ETF, Roundhill NVDA WeeklyPay ETF, Roundhill PLTR WeeklyPay ETF, Roundhill Treasury Bond WeeklyPay ETF, Roundhill TSLA WeeklyPay ETF, Roundhill UBER WeeklyPay ETF, Roundhill UNH WeeklyPay ETF (formerly Roundhill ASML WeeklyPay ETF), and Roundhill Top WeeklyPay ETF (formerly Roundhill WeeklyPay Universe ETF), each a series of Roundhill ETF Trust, which are included in Form N-CSR for the year or period ended December 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

April 29, 2026